UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2025

Readvantage Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-285670	32-0744491
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 2101, Houston, TX, 77002, USA

(Address of principal executive offices, zip code)

+18163276170

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2025 the Board of Directors (the “Board”) of Readvantage Corp. (the “Company”) appointed Andrii Lunhu as the second Company Secretary, effective immediately.

Andrii Lunhu, age 34, has several years of experience in client services and office administration. He has developed strong skills in organization, communication, and document management through his work in customer-facing and operational support roles. Mr. Lunhu holds a Master’s degree in Organizational Management from the Kozminski University.

There are no family relationships between Mr. Lunhu and any director or executive officer of the Company. There is no arrangement or understanding between Mr. Lunhu and any person pursuant to which he was selected as Secretary. The Company has not entered into any compensatory arrangements with Mr. Lunhu in connection with his appointment. There are and have been no transactions in which Mr. Lunhu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2025	Readvantage Corp.
	By:	/s/ Ilona Andzejevska
		Name:	Ilona Andzejevska
		Title:	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)